EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT AUDITORS

August 25, 2005

We hereby consent to the inclusion in this Registration Statement on Form SB-2 for E-Renter USA, Inc. of our report dated March 10, 2005, relating to financial statements for the period from inception (January 19, 2000) to June 30, 2004.

/S/ Jewett, Schwartz, & Associates

Hollywood, Florida